UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

UNITED REFINING ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33868	42-1732420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

823 Eleventh Avenue New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 956-5803

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 17, 2007, United Refining Energy Corp. (the “Company”) consummated the initial public offering (the “IPO”) of 45,000,000 units (the “IPO Units”) of its securities, each unit (the “Unit”) consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-144704) (the “Registration Statement”). The Units were sold at a public offering price of $10.00 per Unit, generating gross proceeds of $450,000,000. Deutsche Bank Securities Inc. and Maxim Group LLC acted as joint representatives of the underwriters of the IPO.

Prior to the consummation of the IPO, the Company consummated the private placement (the “Private Placement”) of an aggregate of 15,600,000 warrants to United Refining, Inc., a Delaware corporation, indirectly controlled and owned by John A. Catsimatidis, the Company’s Chairman and Chief Executive Officer, generating gross proceeds of $15,600,000. The warrants sold in the Private Placement contain substantially similar terms and conditions as the Warrants sold in the IPO, except that the warrants sold in the Private Placement (i) will not be subject to redemption, (ii) may be exercised on a cashless basis, in each case if held by the Company’s sponsor or its permitted assigns and (iii) may not be sold, assigned or transferred until after we complete a business combination.

A total of $448,700,000 of the net proceeds from the IPO and Private Placement were placed in a trust account established for the benefit of the public stockholders of the Company. Audited financial statements as of December 17, 2007 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the press release announcing the consummation of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Audited Financial Statements

99.2	Press Release, dated December 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2007	UNITED REFINING ENERGY CORP.

	By:	/s/ James E. Murphy
Name: James E. Murphy Title: Chief Financial Officer

Exhibit Index

99.1	Audited Financial Statements

99.2	Press Release, dated December 17, 2007